UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 16, 2009

PENGRAM CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	000-52626	68-0643436
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1200 Dupont Street, Suite 2J
Bellingham, WA	98225
(Address of principal executive	(Zip Code)
offices)

Registrant's telephone number, including area code (360) 255-3436

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

Approval of 3-for-1 Stock Split

On March 16, 2009, the Board of Directors of Pengram Corporation (the “Company”) approved a three-for-one split of the Company’s common stock (the “Stock Split”). The Company’s Board of Directors believes that expanding the capital structure by completing the Stock Split will assist the Company in obtaining the financing required for growth and successful implementation of the Company’s business plan.

Upon completion of the Stock Split, the Company’s authorized capital will be increased from 100,000,000 shares of common stock, par value $0.001 per share, to 300,000,000 shares of common stock, par value $0.001 per share, and stockholders will own three shares of common stock for every one share of common stock held before the Stock Split. The Stock Split is expected to be effective on April 13, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENGRAM CORPORATION

Date: March 17, 2009
	By:	/s/ Richard W. Donaldson

RICHARD W. DONALDSON
President and Chief Executive Officer